Exhibit 23.2

FundCertify CPA Professional Corporation
5000 Centregreen Way, Suite 500,
Cary, NC 27513, USA
U.S. Tel: (919)-728-9890
H.K. Tel: (852)9689-6695
Email: info@fundcertifycpa.com
Website:www.fundcertifycpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in the Registration Statement on Form S-8 of Samfine Creation Holdings Group Limited (the “Company”) of our report dated March 27, 2026, relating to our audits of the consolidated financial statements of the Company as of December 31, 2025, which are included in such Registration Statement.

We also consent to the reference to our firm under the caption “Experts” appearing in such Registration Statement.

/s/ FundCertify CPA Professional Corporation
Cary, North Carolina
April 9, 2026